EXHIBIT 23.1

Kenne Ruan, CPA, P.C.	Phone: (203) 824-0441 Fax: (203) 413-6486

40 Hemlock Hollow Road Woodbridge, CT 06525	kruancpa@yahoo.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation on Form 10 of Apex 2 Inc. of our report dated June 6, 2011, relating to the financial statements for the period from May 17 (inception) to May 31, 2011.

/s/ Kenne Ruan, CPA, P.C.
Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut

June 6, 2011